Exhibit 10.4(b)

STATE OF SOUTH CAROLINA	)
	)	AMENDMENT TO LEASE
COUNTY OF HORRY	)

THIS AMENDMENT TO LEASE (the “Amendment”), made this 12th day of February, 2008 (the “Effective Date”), by and between MYRTLE BEACH FARMS COMPANY, INC., a South Carolina corporation, hereinafter referred to as “LANDLORD”, and COASTAL CAROLINA DREAM TEAM, LLC, a South Carolina limited liability company,   hereinafter referred to as “TENANT”.

W I T N E S S E T H:

WHEREAS, there is a Lease Agreement by and between LANDLORD and TENANT dated November 13, 2007, for approximately 1.29 acres of land with Horry County Tax Map #181-03-39-005, located in Myrtle Beach, South Carolina; and,

WHEREAS, the parties desire to amend the Lease Agreement to revise the Rent  section as follows:

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.             Rent:  The Tenant shall pay to the Landlord Six Thousand Six Hundred Ninety-Three and 75/100 Dollars ($6,693.75) per month, due and payable on or before the first (1st) day of each month, commencing November 1, 2007 and continuing through April 30, 2008.  The Tenant shall pay to the Landlord Thirteen Thousand Three Hundred Eighty-Seven and 50/100 Dollars ($13,387.50) per month, due and payable on or before the first (1st) day of each month, commencing May 1, 2008 and continuing through October 31, 2010.  All rent payments should be mailed to Landlord at the following payment address:  P.O. Box 9179, Myrtle Beach, SC  29578-9179.

In the event Tenant shall exercise its first (1st) Extension Term, the Tenant shall pay to the Landlord the sum of One Hundred Sixty-Five Thousand Four Hundred Sixty-Nine and 50/100 Dollars ($165,469.50) per annum, payable in equal monthly installments of Thirteen Thousand Seven Hundred Eighty-Nine and 13/100 Dollars ($13,789.13) due and payable on or before the first (1st) day of each month, commencing on November 1, 2010 and continuing through October 31, 2011.

In the event Tenant shall exercise its second (2nd) Extension Term, the Tenant shall pay to the Landlord the sum of One Hundred Seventy Thousand Four Hundred Thirty-Three and 59/100 Dollars ($170,433.59) per annum, payable in equal monthly installments of Fourteen Thousand Two Hundred Two and 80/100 Dollars ($14,202.80) due and payable on or before the first (1st) day of each month, commencing on November 1, 2011 and continuing through October 31, 2012.

In the event Tenant shall exercise its third (3rd) Extension Term, the Tenant shall pay to the Landlord the sum of One Hundred Seventy-Five Thousand Five Hundred Forty-Six and 60/100 Dollars ($175,546.60) per annum, payable in equal monthly installments of Fourteen Thousand Six Hundred Twenty-Eight and 88/100 Dollars ($14,628.88) due and payable on or before the first (1st) day of each month, commencing on November 1, 2012 and continuing through October 31, 2013.

In the event Tenant shall exercise its fourth (4th) Extension Term, the Tenant shall pay to the Landlord the sum of One Hundred Eighty Thousand Eight Hundred Thirteen and 00/100 Dollars ($180,813.00) per annum, payable in equal monthly installments of Fifteen Thousand Sixty-Seven and 75/100 Dollars ($15,067.75) per month, due and payable on or before the first (1st) day of each month, commencing on November 1, 2013 and continuing through October 31, 2014.

3.  Confidential Terms. Tenant hereby acknowledges and agrees that the contents of this Amendment are to be held in strict confidence and are not to be disclosed to any party whatsoever without the prior written consent of Landlord.

4.  Ratification of Lease.  Except as modified herein, the Lease shall remain in full force and effect.  All terms and conditions of the Lease, as modified herein, are hereby ratified and confirmed as if fully set forth herein.

5.  Counterparts.  This Amendment may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument.

6.  No Recording.  Landlord and Tenant agree that in no event may this Amendment be recorded.

7.  Entire Agreement.  This Amendment represents the entire agreement between the parties hereto, and neither Landlord nor Tenant, or any agent representing either, has made any statement, promise, or agreement, verbally or otherwise, in addition to or in conflict with, the terms of this Amendment.  Any representation or agreement made during negotiations is hereby merged into this Amendment and, if not set forth herein, is hereby waived.

8.  Modifications.  This Amendment may be modified only by an agreement in writing and signed by Landlord and Tenant.

9.  Captions.  The paragraph captions of this Amendment have been inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope or intent of this Amendment.

10.  Defined Terms.  All capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date and year first hereinabove written.

WITNESSES:	MYRTLE BEACH FARMS COMPANY, INC.

/s/ Susan Grose	By:	/s/ Andrew C. Tilmont
Andrew C. Tilmont
Chief Operating Officer

/s/ Karen Englehardt	By:	/s/ Franklin J. Long
Franklin J. Long
Secretary

COASTAL CAROLINA DREAM TEAM, LLC

/s/ Karen M. Godfrey	By:	/s/ Michael D. Owens

	Its:	Managing Partner

/s/ Stephen Anderson	By:	Michael D. Owens